                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        EXTENDED SYSTEMS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

               NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 27, 1999

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Extended Systems Incorporated, a Delaware corporation (the "Company"), will be held Wednesday, October 27, 1999, at 9:00 a.m., local time, at the Boise Centre on the Grove located at 850 West Front Street, Boise, Idaho, for the following purposes:

    1. To elect two Class I directors to serve until the 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

    2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the Company's fiscal year ending June 30, 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on September 1, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on September 1, 1999, are entitled to notice of and to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a Proxy.

                                          By Order of the Board of Directors,

                                          Robert G. Hamlin
                                          SECRETARY

Boise, Idaho
September 24, 1999

IMPORTANT: IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE PROVIDED.

                         EXTENDED SYSTEMS INCORPORATED

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Extended Systems Incorporated, a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held Wednesday, October 27, 1999 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Boise Centre on the Grove located at 850 West Front Street, Boise, Idaho.

    The Company's principal executive offices are located at 5777 North Meeker Avenue, Boise, Idaho 83713. These proxy solicitation materials were first mailed on or about September 24, 1999, together with the Company's 1999 Annual Report to Shareholders, to all shareholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

    Pursuant to Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of the Company's Common Stock held at the close of business on September 1, 1999 (the "Record Date"), for all matters, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors. The Company's transfer agent, BankBoston N.A., will tabulate the votes at the Annual Meeting.

    This solicitation of proxies is made by the Company, and the Company will bear all related costs. The Company has elected to retain the services of Corporate Investor Communications, Inc. for the purposes of conducting the broker nominee search, distribution of proxy materials to banks, brokers, nominees and intermediaries and solicitation in order to obtain voted proxies for the Annual Meeting at an estimated cost of $1,000, plus out of pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Company's Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees may also solicit proxies without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "WITHHOLD AUTHORITY" or "AGAINST" a matter are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect of voting against a proposal.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not effect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting") must be received by the Company no later than May 22, 2000, in order that they may be included in the proxy statement and form of proxy related to that meeting.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a shareholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must do so no later than August 10, 2000. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

RECORD DATE

    Only shareholders of record at the close of business on September 1, 1999, are entitled to notice of and to vote at the Annual Meeting. The Company has one class of voting securities outstanding, which is Common Stock, $0.001 par value per share. As of the Record Date, 9,228,065 shares of the Company's authorized Common Stock were issued and outstanding.

PRINCIPAL SHARE OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date with respect to
(i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Executive Compensation and Other Matters" below, and (iv) all directors and executive officers of the Company as a group. The address of each of the persons listed in the table below is as follows: c/o Extended Systems Incorporated, 5777 North Meeker Avenue, Boise, Idaho 83713.

                                                  AMOUNT AND NATURE
                                                    OF BENEFICIAL     PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                             OWNERSHIP(1)     STOCK OUTSTANDING
------------------------------------------------  ------------------  -----------------
Douglas B. Winterrowd...........................     1,460,154(2)             15.8%
Charles M. Jopson...............................     1,233,777(3)             13.4%
Ted L. Wimer....................................       970,578(4)             10.5%
Raymond A. Smelek...............................       376,975(5)              4.0%
Steven D. Simpson...............................       167,616(6)              1.8%
Gregory M. Avis.................................        82,881(7)             *
S. Scott Wald...................................        48,306(8)             *
John M. Russell.................................        17,463(9)             *
Holmes T. Lundt.................................       331,702(10)             3.6%
Thomas C. White.................................        82,466(11)            *
Bradley J. Surkamer.............................        52,339(12)            *
Karla K. Rosa...................................        41,441(13)            *
Scott J. Ritchie................................        32,127(14)            *
All directors and executive officers as a group
  (11 persons)..................................     2,693,470                27.3%

------------------------

   * Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of September 1, 1999, and are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by a footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.
 (2) Includes 331,726 shares held of record by the Employee Stock Ownership Plan for which Mr. Winterrowd serves as trustee. Mr. Winterrowd is Chief Engineer and a director of the Company.
 (3) Includes 6,000 shares held of record by Mr. Jopson's daughter. Mr. Jopson is an employee of the Company.
 (4) Mr. Wimer is an employee of the Company.
 (5) Includes 1,942 shares held of record by Smelek & Associates, a business owned by Mr. Smelek's wife and 274,666 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Smelek is the Chairman of the Board of Directors.
 (6) Includes 93,554 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Simpson is the President, Chief Executive Officer and a director of the Company.
 (7) Includes 1,090 shares held by Summit Investors II, L.P., 73,910 shares held by Summit Ventures II, L.P. and 7,881 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Avis is the Managing Partner of Summit Partners, L.P., the general partner of Summit Investors II, L.P. ("Summit Investors") and Summit Ventures II, L.P. ("Summit Ventures"). Summit Investors and Summit Ventures also hold subordinated notes convertible into 557,787 shares of the Company's Common Stock. Mr. Avis is a director of the Company.
 (8) Includes 34,306 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Wald is a director of the Company.
 (9) Includes 7,463 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Russell is a director of the Company.

 (10) Includes 60,039 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Lundt is Vice President of Corporate Research and Development and Business Development.

 (11) Includes 34,919 shares subject to options exercisable within 60 days of September 1, 1999. Mr. White is Vice President of Sales and Marketing of the Company, however, he tendered his resignation to the Company on May 21, 1999, effective November 22, 1999.
 (12) Includes 47,155 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Surkamer is Vice President of Technical Support and Internet Business Unit Manager.
 (13) Includes 32,978 shares subject to options exercisable within 60 days of September 1, 1999. Ms. Rosa is Vice President of Finance and Chief Financial Officer of the Company.
 (14) Includes 30,038 shares subject to options exercisable within 60 days of September 1, 1999. Mr. Ritchie is Vice President of Operations of the Company.

                                  PROPOSAL ONE

                         ELECTION OF CLASS I DIRECTORS

    Two Class I Directors are to be elected at the Annual Meeting to serve for a three-year term or until their successors are duly elected and qualified. The Company's Board of Directors is divided into three classes. The term of each class of directors is three years. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the Company's two nominees named below, both of whom are currently serving the Company as Class I Directors. In the event that a nominee is unable or declines to serve as a Class I Director at the time of the Annual Meeting, the proxy holders will vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any reason that either nominee will be unable or will decline to serve as a Class I Director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 2002

    STEVEN D. SIMPSON; AGE 52; PRESIDENT AND CHIEF EXECUTIVE OFFICER, EXTENDED SYSTEMS INCORPORATED. Mr. Simpson has served as the Company's President and Chief Executive Officer and as a director since January 1996. From January 1995 to January 1996, Mr. Simpson served as the Company's Executive Vice President of Sales and Marketing. From 1978 to 1994, Mr. Simpson was employed by Hewlett-Packard Company. From 1991 to 1994, Mr. Simpson was General Manager of the Boise LaserJet Printer Division.

    DOUGLAS B. WINTERROWD; AGE 48; CHIEF ENGINEER. Mr. Winterrowd is a founder of the Company and has been a Director since October 1995. Previously, he served as Director of the Company from 1984 to 1992. Mr. Winterrowd has served as Chief Engineer since February 1994 and, prior to such time, held various positions with the Company, including Program Manager, Quality Assurance Manager, Technical Support Manager, Project Manager and Senior Engineer.

INCUMBENT CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2000

    GREGORY M. AVIS; AGE 40; GENERAL PARTNER, SUMMIT PARTNERS, L.P. Mr. Avis has been a Director of the Company since September 1992. He has served as a General Partner of Summit Partners, L.P., a venture capital partnership, since 1987 and has served as a Managing Partner of Summit Partners, L.P. since 1990. Mr. Avis is also a director of COMPS.COM, Ditech Communications Corp., Powerwave Technologies, Inc. and Splash Technology Holdings, Inc.

    JOHN M. RUSSELL; AGE 57; RETIRED. Mr. Russell has been a Director of the Company since April 1998. He is currently retired. From December 1991 to March 1994, Mr. Russell served as Vice President of Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems, Inc.

INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2001

    RAYMOND A. SMELEK; AGE 64; CHAIRMAN OF THE BOARD OF DIRECTORS, EXTENDED SYSTEMS INCORPORATED; PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE NETWORK
GROUP. Mr. Smelek has served as the Company's Chairman of the Board of Directors since June 1995 and has been a Director of the Company since June 1994. From June 1994 to February 1996, he was the Company's President and Chief Executive Officer. Prior to joining the Company, Mr. Smelek was employed by Hewlett-Packard Company and held a number of positions, most recently as Vice President and General Manager of the Mass Storage Group. Mr. Smelek is also a director of Inference Corporation.

    S. SCOTT WALD; AGE 44; PRESIDENT, ROMAR SERVICES, L.L.C. Mr. Wald has been a Director of the Company since July 1994. He was the founder of ASAP Software Express, Inc. ("ASAP") and served as President and Chief Executive Officer of ASAP from September 1985 to June 1998.

VOTE REQUIRED

    If a quorum is present and voting, the two nominees who receive the highest number of affirmative votes will be elected to the Board of Directors as Class I Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended June 30, 1999, ("Fiscal 1999") the Board of Directors held eight meetings (including regularly scheduled and special meetings). All of the incumbent directors attended 75% or more of the meetings of the Board of Directors and committees upon which such directors served, except Mr. Avis, who was present at five of the eight Board meetings and who missed one committee meeting for each of the Audit Committee and Compensation Committee. The Company's Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee.

    AUDIT COMMITTEE. The Audit Committee of the Board of Directors reviews and monitors the corporate financial reporting and external audits of the Company, including among other things, the Company's internal control functions, the results and scope of the annual audit and other services provided by the Company's independent accountants, and the Company's compliance with legal matters with a significant impact on the Company's financial reports. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of the Company's independent accountants. The Audit Committee also monitors transactions between the Company and its officers, directors and employees for any potential conflicts of interest. The current members of the Audit Committee are Gregory M. Avis (Chairman) and John M. Russell. The Audit Committee held two meeting in Fiscal 1999.

    COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the Company's compensation policy and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, and stock option and other incentive compensation arrangements. In addition, the Compensation Committee reviews stock compensation arrangements for all other employees of the Company. As part of the foregoing responsibilities, the Compensation Committee also administers the Company's 1998 Stock Plan and 1998 Employee Stock Purchase Plan. The current members of the Compensation Committee are S. Scott Wald (Chairman) and Gregory M. Avis. The Compensation Committee held three meetings in Fiscal 1999. Certain matters were approved by the Compensation Committee by unanimous written consent.

    NOMINATING COMMITTEE. The Nominating Committee of the Board of Directors reviews and makes recommendations to the Board regarding annual elections of directors and potential new directors. The Nominating Committee will consider qualified nominees for director whose names are submitted in accordance with the Company's Restated Bylaws. The current members of the Nominating Committee are Raymond A. Smelek (Chairman), Gregory M. Avis and S. Scott Wald. The Nominating Committee did not meet in Fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee during Fiscal 1999 consisted of S. Scott Wald and Gregory M. Avis, neither of whom is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                                  PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent public accountants to audit the Company's financial statements for the fiscal year ending June 30, 2000 ("Fiscal 2000"). The Board of Directors recommends that shareholders vote "FOR" ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    PricewaterhouseCoopers LLP has audited the Company's financial statements annually since the Company's fiscal year ended June 30, 1984. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth all compensation earned during the Company's fiscal years ended June 30, 1999, 1998 and 1997, by (i) the Company's Chief Executive Officer and (ii) the Company's five other most highly compensated executive officers whose total annual salary and bonus during the fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                                           ---------------
                                                                   ANNUAL COMPENSATION       SECURITIES
                                                                -------------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                        FISCAL YEAR     SALARY        BONUS         OPTIONS      COMPENSATION
-------------------------------------------------  -----------  ------------  -----------  ---------------  -------------
Steven D. Simpson................................        1999   $ 240,000     $      --          40,000       $ 107,826
  President and                                          1998     217,500         4,922          36,667          43,133
  Chief Executive Officer                                1997     193,333         4,256          33,333          59,190

Thomas C. White(4)...............................        1999     132,000        30,705(5)       19,000          17,063
  Vice President, Sales and Marketing                    1998     120,000        41,291(7)       16,667          16,613
                                                         1997     110,040        41,402(9)        6,000          16,243

Scott J. Ritchie.................................        1999     142,410            --          24,500           4,484
  Vice President, Operations                             1998     132,225         2,997          16,667           5,102
                                                         1997     120,450         2,657           6,000           4,256

Bradley J. Surkamer..............................        1999     127,500            --          22,000           4,015
  Vice President, Technical Support                      1998     119,250         2,701          10,667           4,602
  and Internet Business Unit Manager                     1997     112,050         2,474           4,667           3,959

Karla K. Rosa....................................        1999     124,230            --          32,000           3,915
  Vice President, Finance                                1998     110,100         2,506          25,667           4,166
  and Chief Financial Officer                            1997      96,150         2,120           8,000           8,037

Holmes T. Lundt..................................        1999     112,651(13)        --          13,000           3,585
  Vice President, Corporate Research                     1998     129,300         2,926           8,667           4,998
  and Development and Business                           1997     122,850         2,711           4,000           4,334
  Development

--------------------------

 (1) Includes $5,792 of contributions by the Company to defined contribution plans and $102,034 of deferred compensation from options granted under the Company's 1987 Restricted Stock Option Plan, as amended.

 (2) Includes $6,449 of contributions by the Company to defined contribution plans and $36,684 of deferred compensation from options granted under the Company's 1987 Restricted Stock Option Plan, as amended.

 (3) Includes $5,674 of contributions by the Company to defined contribution plans and $53,516 of deferred compensation from options granted under the Company's 1987 Restricted Stock Option Plan, as amended.

 (4) Mr. White tendered his resignation to the Company on May 21, 1999, effective November 22, 1999.

 (5) Consists of sales commissions.

 (6) Includes $5,130 of contributions by the Company to defined contribution plans and $11,933 of deferred compensation from options granted under the Company's 1987 Restricted Stock Option Plan, as amended.

 (7) Includes sales commissions of $38,580.

 (8) Includes $6,163 of contributions by the Company to defined contribution plans and $10,450 of deferred compensation from options granted under the Company's 1987 Restricted Stock Option Plan, as amended.

 (9) Includes sales commissions of $38,968.

 (10) Includes $4,983 of contributions by the Company to defined contribution plans and $11,260 of deferred compensation from options granted under the Company's 1987 Restricted Stock Option Plan, as amended.

 (11) Consists of contributions by the Company to defined contribution plans.

 (12) Includes $3,397 of contributions by the Company to defined contribution plans and $4,640 of deferred compensation from options granted under the Company's 1987 Restricted Stock Option Plan, as amended.

 (13) Mr. Lundt changed his employment status from full-time to part-time on February 16, 1999.

OPTION GRANTS DURING FISCAL 1999

    The following table provides information with respect to grants by the Company to the Named Executive Officers during Fiscal 1999, of options to purchase shares of its Common Stock.

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                        INDVIDUAL GRANTS                           ANNUAL RATES OF STOCK
                               ------------------------------------------------------------------  PRICE APPRECIATION FOR
                                    NUMBER OF        % OF TOTAL OPTIONS    EXERCISE                    OPTION TERM(2)
                                SHARES UNDERLYING   GRANTED TO EMPLOYEES   PRICE PER   EXPIRATION  ----------------------
NAME                           OPTIONS GRANTED(1)      IN FISCAL 1999        SHARE        DATE         5%         10%
-----------------------------  -------------------  --------------------  -----------  ----------  ----------  ----------
Steven D. Simpson............          40,000                 5.0%         $    6.19     08/06/08  $  155,664  $  394,483

Thomas C. White..............          12,000                 1.5%              4.13     12/23/08      31,130      78,890
                                        7,000                 0.9%              4.50     02/02/09      19,810      50,203

Scott J. Ritchie.............          14,500                 1.8%              4.13     12/23/08      37,616      95,326
                                       10,000                 1.2%              4.50     02/02/09      28,300      71,718

Bradley J. Surkamer..........          10,000                 1.2%              4.13     12/23/08      25,942      65,742
                                       12,000                 1.5%              4.50     02/02/09      33,960      86,062

Karla K. Rosa................          17,000                 2.1%              4.13     12/23/08      44,101     111,761
                                       15,000                 1.9%              4.50     02/02/09      42,450     107,578

Holmes T. Lundt..............           3,000                 0.4%              4.13     12/23/08       7,783      19,723
                                       10,000                 1.2%              4.50     02/02/09      28,300      71,718

------------------------

(1) All options vest over a period of 4 years and have a ten year term.

(2) The potential realizable value is calculated based on the term of the option at its time of grant, which is 10 years, and is calculated by assuming that the stock price on the date of grant, which is based on the closing sales price of the Company's Common Stock on that date as reported by the Nasdaq National Market System, appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL 1999 OPTION VALUES

    The following table sets forth the number of shares acquired upon exercise of stock options during Fiscal 1999 by each of the Named Executive Officers, and the value of unexercised options as of June 30, 1999. Also reported are values of "in-the-money" options that represent the positive "spread" between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of June 30, 1999, as determined by the Board of Directors.

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                        SHARES                  OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                      ACQUIRED ON     VALUE    ----------------------------  ----------------------------
NAME                                   EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  -------------  ---------  -------------  -------------  -------------  -------------
Steven D. Simpson..................       68,913    $ 282,543       79,332        100,668      $      --      $      --
Thomas C. White....................        5,334       22,536       33,530         33,017          5,965          6,875
Scott J. Ritchie...................           --           --       28,649         51,851             --          8,500
Bradley J. Surkamer................       22,152       20,529       46,266         32,402             --          6,500
Karla K. Rosa......................          667        2,901       30,173         54,161             --         10,375
Holmes T. Lundt....................           --           --       59,317         22,350             --          2,750

------------------------------

(1) The value of unexercised "in-the-money" options is calculated based on a price of $4.63 per share, the closing sales price of the Company's Common Stock on June 30, 1999, as reported by the Nasdaq National Market System. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

    The Company has entered into employment agreements with each Named Executive Officer. These agreements generally set forth the individual's salary, position and benefits and requires the officer to give 6-months written notice upon resignation. In addition, Mr. Simpson's contract with the Company entitles Mr. Simpson to a continued salary and bonus for a period of 12 months if he is terminated by the Company without cause or without 12-months written notice.

CERTAIN TRANSACTIONS

    On March 31, 1999, the Company loaned Steven D. Simpson, President and Chief Executive Officer of the Company, the amount of $117,498. The loan is collateralized by a pledge of Common Stock, bears interest at a rate of 4.83% annually and is due on the earlier of (i) March 31, 2004 or (ii) the date of his termination of employment with the Company. As of September 1, 1999, the amount of indebtedness that remained outstanding was $108,753.

DIRECTOR COMPENSATION

    Non-employee directors of the Company (the "Outside Directors") receive no cash fees as compensation for their services as directors. The Outside Directors are reimbursed for travel and other expenses incurred in attending meetings of the Company's Board of Directors and meetings of committees of the Board of Directors.

    The Company's 1998 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in December 1997 and approved by the shareholders in January 1998. The Director Plan became effective on March 2, 1998 in conjunction with the effectiveness of the registration statement relating to the Company's initial public offering. A total of 250,000 shares of Common Stock were reserved for issuance under the Director Plan. The Outside Directors are eligible to participate in the Director Plan. Option grants under the Director Plan are automatic and non-discretionary, and the exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan provides for an initial grant of an option to purchase 15,000 shares of Common Stock (the "First Option") to each Outside Director on the later of the date on which such person first becomes an Outside Director or the date of effectiveness of the Director Plan; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive the First Option. Thereafter, the Company shall automatically grant to each Outside Director an option to purchase 7,500 shares of Common Stock (a "Subsequent Option") on the date of the Company's annual meeting of stockholders of each year; provided, however, that such Outside Director shall have served on the Board for at least 6 months. Each First Option and each Subsequent Option shall have a term of 10 years, or shorter upon termination of an Outside Director's status as a director. The shares subject to each First Option shall vest and become exercisable in installments at a rate of one-third of the total of such shares on the first anniversary date of grant and at a rate of 1/36th of the total of such shares per month thereafter. The shares subject to each Subsequent Option shall vest and become exercisable in full on the first anniversary of the date of grant of that Subsequent Option.

    The Director Plan provides that in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option under the Director Plan will be assumed or substituted for by the successor corporation (the "Successor Corporation"). If the Successor Corporation refuses to assume or substitute for the option, the optionee shall have the right to exercise all of the optioned stock, including shares as to which it would not otherwise be exercisable.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION POLICIES

    The Company's executive compensation program is designed to: (i) enable the Company to attract, retain and motivate superior executive personnel (ii) align compensation with business objectives and performance; and (iii) align incentives for executive officers with the interests of shareholders in maximizing shareholder value. The Company's executive compensation program is based on the same principles applicable to compensation decisions for all employees of the Company.

    The Company is committed to maintaining a compensation program that attracts and retains the most qualified executives in the industry. To ensure that its compensation program is competitive, the Company regularly compares its compensation practices to those of other leading companies and sets its parameters based on this review.

    Employees, including executive officers, are rewarded based on the Company's performance and the executive's individual performance. The Company's performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as growth, profitability, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered. The Company strives to compensate a particular individual equitably compared to other employees at similar levels both inside the Company and at comparable companies.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    SALARY. The Company sets a base salary range for each executive officer by reviewing the base salary for comparable positions within a broad peer group, including companies similar in size and businesses who compete with the Company in the recruitment and retention of senior personnel. Generally, the Company sets its competitive salary at the midpoint for an executive officer position above the median level of those companies that it surveys. The Company then creates a salary range based on this midpoint. The range is designed to place an executive officer above or below the midpoint, according to that officer's overall individual performance. As described above, overall individual performance is measured against the following factors: long-term strategic goals, short-term business goals, growth, profitability, the development of employees and the fostering of teamwork and other Company values. In both setting goals and measuring an executive officer's performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals are assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

    BONUS. The Company has an executive bonus that is designed to reward executive officers for the Company's financial performance during the fiscal year. Accordingly, an executive's bonus is calculated as a percentage of the executive's base salary based on Company performance criteria established at the beginning of each fiscal year, specifically, growth in net revenue and income from operations. The Company did not pay a bonus to executive officers for fiscal 1999.

    PROFIT-SHARING. Executive officers are also eligible to participate in the Company's profit-sharing plan. The Company reserves a percentage of income before income taxes for distribution to all eligible employees worldwide, including executive officers. Distributions are made at six-month intervals with individual payments determined pro rata based on the employee's base salary.

    EQUITY-BASED COMPENSATION. The purpose of the equity-based compensation program is to provide employees, including executive officers, additional incentive to maximize shareholder value. Option grants to executive officers under the Company's 1998 Stock Plan are designed to further strengthen the link between executive compensation and shareholder return, to provide additional incentives to executive officers that are tied to growth of the Company's stock price over time and encourage continued employment. Options generally vest over a period of four years and are granted at a price that is equal to the fair market value of the Company's Common stock on the date of grant.

CEO COMPENSATION

    Steven D. Simpson has been President and Chief Executive Officer of the Company since February 1996. The Committee used the same compensation policy described above to determine Mr. Simpson's Fiscal 1999 compensation. In setting both the cash and equity-based elements of Mr. Simpson's compensation, the Committee made an overall assessment of Mr. Simpson's leadership in achieving the Company's objectives with respect to financial results and business goals.

    CASH COMPENSATION. Mr. Simpson's base salary reflects a consideration of both competitive forces and the Company's performance. The Committee did not assign specific weights to these categories. In determining the amount of Mr. Simpson's salary for Fiscal 1999, the Committee considered the following:

    (1) Total cash compensation for chief executive officers at all manufacturing companies with revenues of less than $100 million as listed in the RADFORD EXECUTIVE COMPENSATION REPORT, 1998, published by the Radford Division of Aon Consulting, and cash compensation at other comparable computer networking companies. In both cases, the Committee used national data rather than regional data; and

    (2) the Company's financial results as compared to other companies within the high-technology industry and the Company's financial performance for Fiscal 1998 as compared to Fiscal 1997.

    As a result of this review, the Committee concluded that Mr. Simpson's base salary was in the low end of the competitive market, and his total direct compensation (including stock incentives) was competitive for Chief Executive Officers leading companies comparable in size and complexity to the Company. Through Fiscal 1999, Mr. Simpson's annual salary was $240,000, the amount the Committee set in July 1998.

    EQUITY-BASED COMPENSATION. The Company follows the same policy described above for other executive officers, to determine Mr. Simpson's incentive awards.

    On August 6, 1998, the Committee granted Mr. Simpson an option to purchase 40,000 shares of Common Stock. In granting the option to Mr. Simpson, the Committee reviewed the financial and operational results of the Company for the fiscal year ended June 30, 1998 with internal goals and objectives.

QUALIFYING COMPENSATION

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers' compensation which exceeds $1 million per person in any taxable year unless it is "performance-based" within the meaning of Section 162(m). Since to date the non-performance based compensation to the Company's executive officers has been below the $1 million threshold and since the Committee believes that options granted under the Company's 1998 Stock Plan will meet the requirements of being performance-based compensation under the provisions of Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for Fiscal 1999 or prior fiscal years. The Company's policy is, to the extent possible, to qualify its executive officers' compensation for deductibility under the applicable tax laws.

Respectfully submitted,

S. Scott Wald, Chairman
Gregory M. Avis

                               PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock with the Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index for the period March 4, 1998, the first public trading date of the Company's Common Stock, to June 30, 1999. The graph assumes that $100 was invested on March 4, 1998 in the Company's Common Stock and on February 28, 1998 in the Nasdaq Stock Market and the Russell 2000 Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period illustrated below should not be considered indicative of future shareholder returns.

                 COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN
                         Extended Systems Incorporated
                    The Nasdaq Stock Market (U.S.) Index and
                             The Russell 2000 Index

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                EXTENDED SYSTEMS INCORPORATED          NASDAQ STOCK MARKET (U.S.)      RUSSELL 2000
3/4/98                                        $100                              $100             $100
6/98                                           $84                              $107             $101
6/99                                           $58                              $152             $101

    The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's outstanding shares Common Stock to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholder are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms that they file with the Commission. Based solely on the Company's review of such forms received by it, or written representations from certain reporting persons, the Company believes that during Fiscal 1999 its executive officers and directors and greater than 10% shareholders complied with all applicable filing requirements, except for Mr. Gary D. Atkins, a holder of more than 10% of the Company's outstanding Common Stock during fiscal 1999, who failed to file timely four Forms 4 reporting sales of shares of the Company's Common Stock by his spouse.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been provided to you.

                                          THE BOARD OF DIRECTORS

Dated: September 24, 1999

                    EXTENDED SYSTEMS INCORPORATED


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on October 27, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Extended Systems Incorporated



EXT52B                              DETACH HERE


                                     PROXY

                         EXTENDED SYSTEMS INCORPORATED

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 1999

The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Steven
D. Simpson and Karla K. Rosa, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Extended Systems Incorporated (the "Company"), to be held at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho on October 27, 1999 at 9:00 a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSALS 1 AND 2.

This proxy is solicited on behalf of the Board of Directors of the Company.

----------------                                                ----------------
SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE


EXT52A                          DETACH HERE


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    A VOTE FOR PROPOSALS 1 AND 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

1. Proposal to elect Steven D. Simpson and Douglas B. Winterrowd                                              FOR  AGAINST  ABSTAIN
   as Class I Directors of the Company to serve for a three-year    2. Proposal to ratify the appointment of  / /    / /      / /
   term that expires upon the annual meeting of shareholders in        PricewaterhouseCoopers LLP as the
   2002, or until his successor is duly elected.                       independent accountants of the
                                                                       Company.
             VOTE FOR / /           WITHHOLD AUTHORITY / /

/ / ____________________________________________________________       In their discretion, the Proxies are authorized to vote
    To withhold authority for an individual nominee, write             upon such other business as may properly come before the
    the nominee's name on the line above.                              Annual Meeting or any adjournments or postponements thereof.



                                                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     / /


                                                                       Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign
                                                                       personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one
                                                                       name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer, who
                                                                       should state his or her title.

